Exhibit 10.1

OMNIBUS AMENDMENT TO

SENIOR SECURED PROMISSORY NOTES

Effective as of September 4, 2026

This Omnibus Amendment to Senior Secured Promissory Notes (this “Amendment”) is entered into effective as of the date set forth above (the “Effective Date”) by and among XCF Global, Inc., a Delaware corporation (the “Company”), Hollywood Horizons, Inc., a California corporation (“Hollywood”), Abri Capital Limited, a private limited company incorporated in Bermuda (“Abri”), and, solely with respect to Section 7, Brown Stone Capital, Inc., a California corporation (“Brown Stone”). Hollywood and Abri are each a “Holder” and together the “Holders.”

RECITALS

WHEREAS, Hollywood and the Company are parties to that certain Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement dated July 16, 2026, in the original face amount of $400,000 (the “Hollywood Note”).

WHEREAS, Abri and the Company are parties to that certain Senior Secured Convertible 25% Original Issue Discount Promissory Note and Security Agreement dated as of August 11, 2026, in the original face amount of $666,666.66 (the “Abri Note” and, together with the Hollywood Note, the “Notes”).

WHEREAS, The parties desire to amend the Notes as set forth below. Capitalized terms used but not defined in this Amendment have the meanings given to them in the applicable Note.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Maturity Extension. Section 2.3 of each Note is deleted and replaced with the following:

“2.3 MATURITY. The outstanding Loan Face Amount (after giving effect to all principal payments and, in the case of the Abri Note, any conversion of principal), together with all accrued and unpaid Interest and all other amounts then due under this Note, shall be due and payable in full in cash on October 31, 2026 (the “Maturity”), or earlier upon acceleration following an Event of Default. Except for Mandatory Prepayments required under Section 2.8, as amended in (4) below, no interim payment of principal or Interest is required before Maturity.”

2.	Interest Payments. In Section 2.1 of each Note, the phrase “payable monthly” is deleted. Interest shall accrue and be payable at Maturity or, with respect to principal paid or converted before Maturity, on the date of the applicable payment or conversion, except that previously paid Interest shall not be paid again.

3.	Optional Prepayments. Section 2.9 of each Note is confirmed and, to the extent necessary, amended to provide that the Company may prepay all or any portion of the outstanding principal at any time before Maturity without premium or penalty, together with accrued and unpaid Interest on the principal amount prepaid through the date of prepayment. No unearned or minimum Interest is payable on principal prepaid.

1

4.	Mandatory Prepayments From Revenue. Section 2.8 of each Note is deleted and replaced with the following:

“2.8 MANDATORY PREPAYMENTS. Beginning October 15, 2026, the Company shall, no later than two (2) Business Days after receipt, apply fifty percent (50%) of all Revenue Receipts as a mandatory prepayment of the Notes. “Revenue Receipts” means cash actually received by the Company from the sale of products or services, excluding (i) sales, use, value-added, excise, or similar taxes collected for remittance to a governmental authority and (ii) amounts refunded or credited to customers. Each mandatory prepayment shall be allocated ratably between the Notes in proportion to the outstanding principal balance of each Note immediately before that prepayment, and within each Note shall be applied first to accrued and unpaid Interest on the principal being prepaid and then to principal. The Company shall deliver to each Holder, with each mandatory prepayment, a written calculation showing the Revenue Receipts received, the required prepayment, and the allocation between the Notes. The Company shall also prepay the Obligations under this Note with one hundred percent (100%) of the net cash proceeds of any sale of assets outside the ordinary course of business. No mandatory prepayment shall require payment in excess of the amounts then outstanding under the Notes.”

5.	Limited Conversion Right Under Abri Note. Section 2.10 of the Abri Note is deleted and replaced with the following:

“2.10 CONVERSION. At any time before the Abri Note has been paid in full, Abri may, by written notice to the Company, elect to convert up to an aggregate of $66,666.70 of the outstanding principal of the Abri Note into up to 666,667 shares of the Company’s common stock at a conversion price of $0.10 per share (the “Conversion Shares”). The $66,666.70 aggregate principal cap is deemed, for purposes of this Note, to constitute ten percent (10%) of the original Loan Face Amount. The conversion price and number of Conversion Shares shall be equitably adjusted for any stock split, reverse stock split, stock dividend, combination, reclassification, or similar event affecting the common stock after the Effective Date. No Event of Default is required for conversion. Accrued Interest and other amounts due under the Abri Note are not convertible.”

The Company shall reserve no more than the number of shares reasonably necessary to satisfy the conversion right described above and shall include the Conversion Shares in any registration statement to the extent required by Article V of the Abri Note. Any reference in the Abri Note to conversion of all or any portion of accrued Interest, other amounts due, or more than $66,666.70 of principal is deleted.

6.	Removal of Penalty of Default Shares. The definition of “Penalty of Default Shares” and all provisions of each Note requiring or permitting the authorization, reservation, issuance, registration, delivery, maintenance, top-up, transfer, sale, or other treatment of 5,000,000 Penalty of Default Shares or Reserved Shares are deleted and shall have no further force or effect. Without limitation, this deletion applies to the applicable provisions of Article I, Sections 3(b) and 3(c) (solely to the extent relating to Penalty of Default Shares), Section 4.2, references to Penalty of Default Shares in Sections 4.4 and 4.6, Section 6.5, and all related transfer-agent instructions. In each Note, “Registrable Securities” means only the Commitment Shares and, solely under the Abri Note, the Conversion Shares. The Holders shall promptly authorize the Company and its transfer agent to release any share reserve established solely for Penalty of Default Shares.

7.	Brown Stone Arrangement Fee. In consideration of Brown Stone arranging this Amendment, the Company shall pay Brown Stone an aggregate amendment arrangement fee of $150,000, consisting of (a) $100,000 in immediately available funds on the Effective Date as a condition to the effectiveness of this Amendment and (b) $50,000 in immediately available funds concurrently with the final payment or other satisfaction in full of the Notes. This fee is separate from, shall not reduce, and shall not be credited against any amount owing under either Note. The obligations in this Section are owed solely to Brown Stone, and Brown Stone is a party to this Amendment solely for purposes of this Section and Sections 12 through 15.

8.	No Other Modification. Except as expressly amended by this Amendment, each Note and the other Security Documents remain unchanged and in full force and effect. If this Amendment conflicts with a Note, this Amendment controls. The Notes, as amended hereby, are ratified and confirmed.

2

9.	Representations. Each party represents to the other parties that (a) it has full power and authority to execute, deliver, and perform this Amendment; (b) the execution, delivery, and performance of this Amendment have been duly authorized; and (c) this Amendment constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws and general equitable principles.

10.	No Waiver. Except for the express amendments set forth herein, no Holder waives any existing or future default, Event of Default, right, or remedy under either Note or any other Security Document. Acceptance of a partial payment or mandatory prepayment does not waive the right to receive the remaining amounts when due.

11.	Conditions to Effectiveness. This Amendment becomes effective only when (a) the Company, Hollywood, Abri, and Brown Stone have executed and delivered counterparts of this Amendment and (b) Brown Stone has received the $100,000 payment required by Section 7.

12.	Governing Law; Jurisdiction; Jury Waiver. This Amendment is governed by the laws of the State of California, without regard to conflicts-of-law principles. The jurisdiction and jury-waiver provisions of the Notes are incorporated into this Amendment by reference, mutatis mutandis.

13.	Entire Agreement; Amendments. This Amendment and the Notes constitute the entire agreement of the parties with respect to the subject matter of this Amendment and supersede prior discussions concerning that subject matter. No amendment or waiver of this Amendment is effective unless in a writing signed by the party against whom enforcement is sought.

14.	Counterparts; Electronic Signatures. This Amendment may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which together constitute one instrument.

15.	Severability. If any provision of this Amendment is held unenforceable, the remaining provisions shall remain in effect, provided that the invalidity does not materially alter the economic benefit of the transactions contemplated hereby.

[Signature Page Follows]

3

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

XCF GLOBAL, INC.

By:	/s/ Chris Cooper
Name:	Chris Cooper
Title:	Chief Executive Officer
Date:	September 4, 2026

HOLLYWOOD HORIZONS, INC.

By:	/s/ Jacques Tizabi
Name:	Jacques Tizabi
Title:	President
Date:	September 4, 2026

ABRI CAPITAL LIMITED

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	President
Date:	September 4, 2026

BROWN STONE CAPITAL, INC.

By:	/s/ Nima Montazeri
Name:	Nima Montazeri
Title:	President
Date:	September 4, 2026

4